                                                                   EXHIBIT 10(f)

        EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND DR. KEVIN F. JONES


                              EMPLOYMENT AGREEMENT

     Employment Agreement effective as of January 1, 1996 between SIGA PHARMACEUTICALS, INC., a Delaware corporation (with its successors and assigns, referred to as the "Corporation"), and Dr. Kevin F. Jones (referred to as "Jones").


                             PRELIMINARY STATEMENT

     Jones is now employed as the Director of Bacterial Research of the Corporation.

     The Corporation desires to continue to employ Jones, and Jones wishes to continue to be employed by the Corporation, upon the terms and subject to the conditions set forth in this Agreement. The Corporation and Jones also wish to enter into the other agreements set forth in this Agreement, all of which are related to Jones's employment under this Agreement.


                                 AGREEMENT

          Jones and the Corporation therefore agree as follows:

          1. EMPLOYMENT FOR TERM. The Corporation hereby employs Jones and Jones hereby accepts employment with the Corporation for the period (the "Term") beginning on the date of this Agreement and ending on December 31, 1997, or upon the earlier termination of the Term pursuant to Section 6. The end of the Term for any reason shall end Jones's employment under this Agreement, but shall not terminate Jones's or the Corporation's other agreements in this Agreement.

          2. POSITION AND DUTIES. During the Term, Jones shall serve as the Director of Bacterial Research of the Corporation. During the Term, Jones shall also hold such additional positions and titles as the Board of Directors of the Corporation (the "Board") may determine from time to time. During the Term, Jones shall devote all of his business time and best efforts to his duties as an employee of the Corporation.

          3.  COMPENSATION.

          (a) BASE SALARY AND STOCK. The Corporation shall pay Jones a base salary, beginning on the first day of the Term and ending on the last day of the Term, of not less than $90,000 per annum, payable at least monthly on the Corporation's regular pay cycle for professional employees.


          (b)  OTHER AND ADDITIONAL COMPENSATION.   Section 3 establishes the
minimum compensation during the Term and shall not preclude the Board from awarding Jones a higher salary or any bonuses or stock options in the discretion of the Board during the Term at any time.

          4. EMPLOYEE BENEFITS. During the Term, Jones shall be entitled to the employee benefits, including vacation, health and other insurance benefits made available by the Corporation to any other employee of the Corporation.

          5. EXPENSES. The Corporation shall reimburse Jones for actual out-of-pocket expenses incurred by him in the performance of his services for the Corporation upon the receipt of appropriate documentation of such expenses.

          6.  TERMINATION.

          (a) GENERAL. The Term shall end immediately upon Jones's death. The Term may also end for Cause or Disability, as defined in Section 7.

          (b) NOTICE OF TERMINATION. Promptly after it ends the Term, the Corporation shall give Jones notice of the termination, including a statement of whether the termination was for Cause or Disability (as defined in Section 7 and 7(b) below). The Corporation's failure to give notice under this Section 6 shall not, however, affect the validity of the Corporation's termination of the Term.

          7.  SEVERANCE BENEFITS.

          (a) "CAUSE" DEFINED. "Cause" means (i) willful malfeasance or willful misconduct by Jones in connection with his employment; (ii) Jones's gross negligence in performing any of his duties under this Agreement; (iii) Jones's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; (iv) Jones's material breach of any written policy applicable to all employees adopted by the Corporation; or (v) material breach by Jones of any of his agreements in this Agreement.

          (b) DISABILITY DEFINED. "Disability" shall mean Jones's incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine month period). During a period of Disability, Jones shall continue to receive his base salary hereunder, provided that if the Corporation provides Jones with disability insurance coverage, payments of Jones's base salary shall be reduced by the amount of any disability insurance payments received by Jones due to such coverage. The Corporation shall give Jones written notice of termination which shall take effect thirty (30) days after the date it is sent to Jones unless Jones shall have returned to the performance of his duties hereunder during such thirty (30) day period (whereupon such notice shall become void).

          (c) TERMINATION. If the Corporation ends the Term for Cause or Disability, or if Jones resigns as an employee of the Corporation, or if Jones dies, then the Corporation shall have no obligation to pay Jones any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law, be forfeited immediately upon the end of the Term.

          8.  CONFIDENTIALITY, OWNERSHIP, AND COVENANTS.

          (a) "CORPORATION INFORMATION" AND "INVENTIONS" DEFINED. "CORPORATION INFORMATION" means all information, knowledge or data of or pertaining to (i) the Corporation, its employees and all work undertaken on behalf of the Corporation, and (ii) any other person, firm, corporation or business organization with which the Corporation may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters). "INVENTIONS" collectively refers to any and all inventions, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, research, discoveries, developments, designs, and techniques regarding any of the foregoing.

          (b) CONFIDENTIALITY. (i) Jones hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Corporation not in the public domain disclosed by the Corporation in the course of his employment with the Corporation is attributable substantially to the fact that such confidential information is maintained by the Corporation in strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. Jones therefore, except as provided in the next two sentences, covenants and agrees that all Corporation Information shall be kept secret and confidential at all times during and after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Corporation may otherwise expressly authorize by action of the Board. In the event that Jones is requested in a judicial, administrative or governmental proceeding to disclose any of the Corporation Information, Jones will promptly so notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Corporation Information is required, Jones may furnish the material so required to be furnished, but Jones will furnish only that portion of the Corporation Information that legally is required.

          (ii) Jones also hereby agrees to keep the terms of this Agreement confidential.

          (c) OWNERSHIP. Jones hereby assigns to the Corporation all of Jones's right (including patent rights, copyrights, trade secret rights, and all other rights throughout the world), title and interest in and to Inventions, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Jones, either alone or jointly with others, during the course of the performance of services for the Corporation. Jones shall also assign to, or as directed by, the Corporation, all of Jones's right, title and interest in and to any and all Inventions, the full title to which is required to be in the United States government by a contract between the Corporation and the United States government or any of its agencies. The Corporation shall have all right, title and interest in all research and work product produced by Jones as an employee of the Corporation, including, but not limited to, all research materials and lab books. The provisions of Sections 8(a), 8(b) and this Section 8(c) are not intended to supersede or limit the effect of any prior confidentiality or proprietary rights agreements previously executed by Jones.

          (d) NON-COMPETITION PERIOD DEFINED. "Non-Competition Period" means the period beginning at the end of the Term and ending one (1) year after the end of the Term.

          (e) COVENANTS REGARDING THE TERM AND NON-COMPETITION PERIOD. Jones acknowledges and agrees that his services pursuant to this Agreement are unique and extraordinary; that the Corporation will be dependent upon Jones for the research and development of antibiotics, vaccines and anti-infectives; and that he will have access to and control of confidential information of the Corporation. Jones further acknowledges that the business of the Corporation is national in scope and cannot be confined to any particular geographic area of the United States. For the foregoing reasons and to induce the Corporation to enter this Agreement, Jones covenants and agrees that during the Term and the Non-Competition Period Jones shall not unless with written consent of the
Corporation:

       (i) engage in the business of research and development of the Core Technology, as defined in the License and Research Support Agreement between the Corporation and The Rockefeller University, or any other products or processes in which the Corporation is engaged in during the Term or in any other business conducted by the Corporation during the Term (collectively the "Prohibited Activity") in the United States or elsewhere for his own account;

     (ii) become interested in any individual, corporation, partnership or other business entity (a "Person") engaged in any Prohibited Activity in the United States, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Jones may own directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if Jones (x) is not a controlling person of, or a member of a group which controls, such person or (y) does not, directly or indirectly, own 5% or more of any class of securities of such person;

     (iii) directly or indirectly hire, engage or retain any person which at any time during the Term or Non-Competition Period was a supplier, client or customer of the Corporation, or directly or indirectly solicit, entice or induce any such person to become, a supplier, client or customer of any other person engaged in any Prohibited Activity; or

     (iv) directly or indirectly hire, employ or retain any person who at any time was an employee of the Corporation or directly or indirectly solicit, entice, induce or encourage any such person to become employed by any other person.

          (f) REMEDIES. Jones hereby acknowledges that the covenants and agreements contained in Section 8 are reasonable and valid in all respects and that the Corporation is entering into this Agreement, inter alia, on such
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acknowledgment. If Jones breaches, or threatens to commit a breach, of any of the Restrictive Covenants, the Corporation shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation under law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Corporation and that money damages will not provide an adequate remedy to the Corporation; (ii) the right and remedy to require Jones to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Jones as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Jones shall account for and pay over such Benefits to the Corporation; (iii) if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and (iv) if any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

          (g) JURISDICTION. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Corporation's right to the relief provided above in the courts of any other jurisdiction, within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


     9.   SUCCESSORS AND ASSIGNS.

          (a) JONES. This Agreement is a personal contract, and the rights and interests that the Agreement accords to Jones may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. All rights and benefits of Jones shall be for the sole personal benefit of Jones, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Jones. Except as so provided, this Agreement shall inure to the benefit of and be binding upon Jones and his personal representatives, distributees and legatees.

          (b) THE CORPORATION. This Agreement shall be binding upon the Corporation and inure to the benefit of the Corporation and of its successors and assigns, including (but not limited to) any corporation that may acquire all or substantially all of the Corporation's assets or business or into or with which the Corporation may be consolidated or merged. This Agreement shall continue in full force and effect in the event that the Corporation sells all or substantially all of its assets, merges or consolidates, otherwise combines or affiliates with another business, dissolves and liquidates, or otherwise sells or disposes of substantially all of its assets. The Corporation's obligations under this Agreement shall cease, however, if the successor to, the purchaser or acquiror either of the Corporation or of all or substantially all of its assets, or the entity with which the Corporation has affiliated, shall assume in writing the Corporation's obligations under this Agreement (and deliver an executed copy of such assumption to Jones), in which case such successor or purchaser, but not the Corporation, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Corporation under this Agreement.

     10. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties concerning Jones's employment with the Corporation and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between Jones and the Corporation relating to the subject matter of this Agreement.

     11. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by Jones and by a duly authorized officer of the Corporation. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

     12. NOTICES. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to Jones:             Dr. Kevin F. Jones
                         610 West 110th Street
                         Apt. 12C
                         New York, NY 10025

If to the Corporation:   SIGA PHARMACEUTICALS, INC.
                         666 Third Avenue
                         30th Floor
                         New York, NY 10017
                         Attention:  Dr. Joshua D. Schein

with a copy to:          Fitzpatrick Eilenberg & Zivian
                         666 Third Avenue
                         30th Floor
                         New York, NY 10017
                         Attention:  Jeffrey D, Abbey, Esq.



Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

     13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Corporation and Jones that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

     14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     15. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

     16. WITHHOLDING TAXES. All salary, benefits, reimbursements and any other payments to Jones under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and same instrument.

     18. APPLICABLE LAW: JURISDICTION. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law. Any suit, action or proceeding against Jones with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of New York, as the Corporation may elect in its sole discretion, and Jones hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         SIGA PHARMACEUTICALS, INC.


                         By:  /s/ Joshua Schein
                              -----------------
                              Joshua Schein, Chief Financial Officer


                              /s/ Kevin F. Jones
                              ------------------
                              Dr. Kevin F. Jones